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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): AUGUST 24, 1997




                        ACC CONSUMER FINANCE CORPORATION
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



              0-27268                             33-0682821
        (Commission File No.)          (IRS Employer Identification No.)

                        12750 HIGH BLUFF DRIVE, SUITE 320
                           SAN DIEGO, CALIFORNIA 92130
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (619) 793-6300



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ITEM 5.   OTHER EVENTS.

            On August 24, 1997, ACC Consumer Finance Corporation, a Delaware corporation ("ACC"), entered into a definitive agreement (the "Merger Agreement") with Household International, Inc. ("Household") and a subsidiary of Household, pursuant to which ACC will become a wholly-owned subsidiary of Household by way of a merger (the "Merger") of the subsidiary of Household with and into ACC. The Merger is expected to be completed prior to December 31, 1997.

            The terms of the Merger Agreement provide that the stockholders of ACC will receive consideration equal to $22 for each share of ACC common stock. This consideration will include not less than $2 in cash and not more than $4 in cash, with the remainder paid in shares of Household common stock. The Household common stock will be valued based on the volume weighted average price of Household common stock during the 10-day trading period ending one day prior to the ACC stockholders' meeting to approve the Merger Agreement and the Merger. The Merger is intended to qualify as a tax-free reorganization, within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended, with respect to the portion of the consideration to be paid in Household stock; and will be accounted for as a purchase. The closing of the Merger is subject to stockholder approval at the stockholders' meeting, and the satisfaction or waiver of customary closing conditions. In connection with the execution of the Merger Agreement, certain stockholders of ACC, and certain members of ACC management, entered into voting agreements relating to their shares of ACC common stock (constituting approximately 70 percent of ACC's outstanding common stock).

            The foregoing description of the transactions involving ACC and Household and the various agreements entered into in connection therewith is qualified in its entirety by reference to the Merger Agreement and the forms of stockholder agreements entered into in connection therewith, copies of which are filed as an exhibit to this Form 8-K and are incorporated herein by this reference.



                                       2.
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ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

            (C)         EXHIBITS.

                        2.1 Agreement and Plan of Merger dated as of August 24, 1997 among Household International, Inc., Household Auto Corporation and ACC Consumer Finance Corporation.

                        99.1        Press Release dated August 25, 1997



                                       3.
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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       ACC CONSUMER FINANCE CORPORATION




Dated:  August 26, 1997                By: /s/ GARY S. BURDICK
                                          --------------------------------
                                          Gary S. Burdick
                                          President



                                       4.
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                                INDEX TO EXHIBITS

                                                                                 PAGE NO.

2.1       Agreement and Plan of Merger dated as of August 24, 1997 among
          Household International, Inc., Household Auto Corporation and ACC
          Consumer Finance Corporation.

99.1      Press Release dated August 25, 1997



                                       5.